===================================================================









                        AMENDMENT NO. 4 TO

              FACILITY A 364-DAY COMPETITIVE ADVANCE,
              REVOLVING CREDIT AND GUARANTY AGREEMENT


                            dated as of

                           May 23, 2003

                               among

             DENTSPLY INTERNATIONAL INC., as Borrower,

                   THE GUARANTORS NAMED HEREIN,

                      THE BANKS NAMED HEREIN,

            ABN AMRO BANK N.V., as Administrative Agent

                                and

  CITIBANK, N.A., as Syndication         FLEET NATIONAL BANK,
              Agent
                                    HARRIS TRUST AND SAVINGS BANK,
                                                  and

                                        WACHOVIA BANK, NATIONAL
                                             ASSOCIATION,
                                      as Co-Documentation Agents








===================================================================

                   AMENDMENT NO. 4 TO FACILITY A
    364-DAY COMPETITIVE ADVANCE, REVOLVING CREDIT AND GUARANTY
                             AGREEMENT

           THIS AMENDMENT NO. 4 (this "Amendment") is dated as of May 23, 2003, and amends the Facility A 364-Day Competitive Advance, Revolving Credit and Guaranty Agreement, dated as of May 25, 2001, by and among DENTSPLY INTERNATIONAL INC. (the "Borrower"), the Guarantors (as such term is defined therein) from time to time party thereto, the Banks (as such term is defined therein) from time to time party thereto, ABN AMRO BANK N.V., as administrative agent (the "Agent"), and the other agents party thereto, as amended by Amendment No. 1 to Facility A 364-Day
Competitive Advance, Revolving Credit and Guaranty Agreement dated as of May 25, 2001, Amendment No. 2 to Facility A 364-Day Competitive Advance, Revolving Credit and Guaranty Agreement dated as of August 30, 2001, and Amendment No. 3 to Facility A 364-Day Competitive Advance, Revolving Credit and Guaranty Agreement dated as of May 24, 2002 (the "Facility A Credit Agreement").

                            BACKGROUND

           The parties hereto desire to amend the Facility A Credit Agreement to extend the maturity date as permitted by
Section 2.12(e) of the Facility A Credit Agreement, as more fully set forth below.

                       OPERATIVE PROVISIONS

           NOW THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements herein contained, incorporating the above-defined terms herein and intending to be legally bound hereby agree as follows:

                             Article I
                             Amendment

           1.01. Defined Terms; References. Terms not otherwise defined in this Amendment (including in the Background section above) shall have the respective meanings ascribed to them in the Facility A Credit Agreement. Each reference to "hereof," "hereunder," "herein," and "hereby" and similar references contained in the Facility A Credit Agreement and each reference to "this Agreement" and similar references contained in the Facility A Credit Agreement shall, on and after the date hereof, refer to the Facility A Credit Agreement as amended hereby.

           1.02. Maturity Date. The Maturity Date is hereby extended for an additional 364 days in accordance with Section 2.12(e) of the Facility A Credit Agreement and the definition of "Maturity Date" set forth in Section 1.01 of the Facility A Credit Agreement is hereby amended and restated in its entirety to read as follows:

           "Maturity Date" shall mean May 21, 2004 or such other
           Maturity Date then in effect pursuant to Section
           2.12(e).

           1.03. Applicable Percentage. The table set forth in the definition of "Applicable Percentage" in Section 1.01 of the Facility A Credit Agreement is hereby deleted and replaced with the following:



           ----------------------------------------------------
                              Facility   LIBOR:     Usage
              Debt Rating:    Fee:       Applicable Fee:
            S&P and Moody's   Applicable Percentage Applicable
              Respectively    Percentage            Percentage
           ----------------------------------------------------
           ----------------------------------------------------
           A or above, or A2     8.0        32.0       10.0
                or above
           ----------------------------------------------------
           ----------------------------------------------------
                A- or A3         10.0       40.0       12.5
           ----------------------------------------------------
           ----------------------------------------------------
              BBB+ or Baa1       12.5       50.0       12.5
           ----------------------------------------------------
           ----------------------------------------------------
              BBB or Baa2        15.0       60.0       15.0
           ----------------------------------------------------
           ----------------------------------------------------
              BBB- or Baa3       25.0       75.0       25.0
           ----------------------------------------------------
           ----------------------------------------------------
               BB+ or Ba1        35.0      115.0       25.0
           ----------------------------------------------------
             BB or below or      50.0      175.0       25.0
            unrated, or Ba2
              or below or
                unrated
           ----------------------------------------------------




           1.04.Commitments.  Schedule 2.01 of the Facility A
Credit Agreement is hereby deleted in its entirety and is replaced with Schedule 2.01 hereto.

           1.05.Fees. On or before 5:00 p.m. (New York City time) on May 23, 2003, and as a condition to the effectiveness of this Amendment, Borrower shall pay in immediately available funds to each Bank that executes this Amendment, an amount equal to one twentieth of one percent 0.05% or 5 basis points) of the amount of such Bank's Commitment as set forth on Schedule 2.01 hereto.

           1.06.Agents. As of the effective date of this Amendment, the agents are ABN AMRO Bank N.V., as administrative agent, Citibank, N.A., as syndication agent, and Fleet National
Bank, Harris Trust and Savings Bank, and Wachovia Bank, National
Association, as co-documentation agents.


                            Article II
                  Representations and Warranties

           As of the date hereof, each of the Borrower and each of the Guarantors, jointly and severally, represent and warrant to the Agent and each of the Banks as follows:

           2.01.     The  execution  and  delivery by the  Borrower
and the Guarantors of this Amendment, the consummation by the Borrower and the Guarantors of the transactions contemplated by the Credit Agreement as amended hereby, and the performance by each of the Borrower and each Guarantor of its respective obligations hereunder and thereunder have been duly authorized by all necessary corporate proceedings on the part of the Borrower and each Guarantor. On the date of Borrower's execution hereof, there are no set-offs, claims, defenses, counterclaims, causes of action, or deductions of any nature against any of the Obligations.

           2.02. This Amendment has been duly and validly executed and delivered by the Borrower and each Guarantor and constitutes, and the Credit Agreement as amended hereby constitutes, the legal, valid and binding obligations of the Borrower and each Guarantor enforceable in accordance with the terms hereof and thereof, except as the enforceability of this Amendment or the Credit Agreement as amended hereby may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors'
rights or by general principles of equity limiting the availability of equitable remedies.

           2.03. Neither the execution and delivery of this Amendment nor consummation of the transactions contemplated hereby or by the Credit Agreement as amended hereby nor compliance with the terms and provisions hereof or of the Credit Agreement as amended hereby, by the Borrower or any Guarantor, will (a) violate any Law, (b) conflict with or result in a breach of or a default under the articles or certificate of incorporation  or bylaws or  similar  organizational  documents  of the Borrower or any Guarantor or any material agreement or instrument to which the Borrower or any Guarantor is a party or by which the Borrower or any Guarantor or any of their respective properties (now owned or hereafter acquired) may be subject or bound, (c) require any consent or approval of any Person or require a mandatory prepayment or any other payment under the terms of any material agreement or instrument to which the Borrower or any Guarantor is a party or by which the Borrower or any Guarantor or any of their respective properties (now owned or hereafter acquired) may be subject or bound, (d) result in the creation or imposition of any Lien upon any property (now owned or hereafter acquired) of the Borrower or any Guarantor, or
(e) require any authorization, consent, approval, license, permit, exemption or other action by, or any registration, qualification, designation, declaration or filing with, any Governmental Authority.

           2.04. After giving effect to this Amendment: (i) no Event of Default under and as defined in the Facility A Credit Agreement and, to the knowledge of the Borrower and the Guarantors, no event which upon notice or lapse of time or both would constitute such an Event of Default has occurred and is continuing, and (ii) the representations and warranties of each of Borrower and each of the Guarantors contained in the Facility A Credit Agreement and the other Fundamental Documents are true and correct on and as of the date hereof with the same force and effect as though made on such date, except to the extent that any such representation or warranty expressly relates solely to a previous date.


                            Article III
           Effect, Effectiveness, Consent of Guarantors

           3.01. Effectiveness. Upon (i) Borrower's payment and performance of all obligations in connection herewith, (ii) Agent's receipt from each of the Banks (other than the Non-Extending Banks), the Borrower, and the Guarantors of a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to Agent) that such party has signed a counterpart hereof, (iii) Agent's receipt of a certificate signed by the Secretary or Assistant Secretary of each Borrower and Guarantor certifying that the articles of incorporation, bylaws, resolutions, specimen signatures and incumbency of officers previously delivered by such Borrower or Guarantor to the Agent in connection with the Facility A Credit Agreement remain in effect and have not been amended and are effective to authorize such Person's execution, delivery, and performance of this Amendment, provided that, to the extent such articles of incorporation, bylaws, resolutions, or incumbency are no longer in effect or have been amended, such certificate shall certify as to the changes thereto, this Amendment shall be effective as of the date hereof, and (iv) an opinion of counsel with respect to the enforceability of, and the due authorization and capacity of the Borrower and each of the Guarantors to execute, deliver and perform, this Amendment.

           3.02. Amendment. The Facility A Credit Agreement is hereby amended in accordance with the terms hereof, and this Amendment and the Facility A Credit Agreement shall hereafter be one agreement and any reference to the Facility A Credit Agreement in any document, instrument, or agreement shall hereafter mean and include the Facility A Credit Agreement as amended hereby. In the event of irreconcilable inconsistency between the terms or provisions hereof and the terms or provisions of the Facility A Credit Agreement, the terms and provisions hereof shall control.

           3.03. Joinder of Guarantors. Each of the Guarantors hereby joins in this Amendment to evidence its consent hereto, and each Guarantor hereby reaffirms its obligations set forth in the Facility A Credit Agreement, as hereby amended, and in each other Fundamental Document given by it in connection therewith.


                            Article IV
                           Miscellaneous

           4.01. Facility A Credit Agreement. Except as specifically amended by the provisions hereof, the Facility A Credit Agreement and all other Fundamental Documents shall remain in full force and effect and are hereby ratified and confirmed by the parties hereto.

           4.02. Counterparts, Telecopy Signatures. This Amendment may be signed in any number of counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument; and, delivery of executed signature pages hereof by telecopy transmission from one party to another shall constitute effective and binding execution and delivery respectively of this Amendment by such party.

           4.03. Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to its conflict of laws principles.

           4.04. Expenses. Each of the Borrower and each of the Guarantors agree, jointly and severally, to reimburse the Agent for its reasonable out-of-pocket expenses arising in connection with the negotiation, preparation and execution of this Amendment, including the reasonable fees and expenses of Buchanan Ingersoll PC, counsel for the Agent.

           4.05. Severability. If any provision of this Amendment, or the application thereof to any party hereto, shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions or applications of this Amendment which can be given effect without the invalid and unenforceable provision or application, and to this end the parties hereto agree that the provisions of this Amendment are and shall be severable.

           4.06. Banks' Consent. Each Bank, by its execution hereof, hereby consents to this Amendment pursuant Section 10.02 of the Facility A Credit Agreement.

                     [SIGNATURE PAGES FOLLOW]

   [SIGNATURE PAGE 1 OF 15 TO AMENDMENT NO. 4 TO 364-DAY CREDIT
                             FACILITY]


           IN WITNESS WHEREOF, the parties hereto, have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

                               [BORROWER:]

                               DENTSPLY INTERNATIONAL INC., a
                               Delaware corporation


                               By:
                               Name:
                               Title:


                               [GUARANTORS:]

                               CERAMCO INC., a Delaware corporation


                               By:
                               Name:
                               Title:


                               CERAMCO MANUFACTURING CO., a
                               Delaware corporation


                               By:
                               Name:
                               Title:

   [SIGNATURE PAGE 2 OF 15 TO AMENDMENT NO. 4 TO 364-DAY CREDIT
                             FACILITY]




                               G.A.C. INTERNATIONAL, INC., a New
                               York corporation


                               By:
                               Name:
                               Title:


                               RANSOM & RANDOLPH COMPANY, a
                               Delaware corporation


                               By:
                               Name:
                               Title:


                               TULSA DENTAL PRODUCTS INC., a
                               Delaware corporation


                               By:
                               Name:
                               Title:


                               AUSTENAL, INC., an Illinois
                               corporation


                               By:
                               Name:
                               Title:

   [SIGNATURE PAGE 3 OF 15 TO AMENDMENT NO. 4 TO 364-DAY CREDIT
                             FACILITY]




                               DENTSPLY FINANCE CO., a Delaware
                               corporation


                               By:
                               Name:
                               Title:


                               DENTSPLY RESEARCH & DEVELOPMENT
                               CORP., a Delaware corporation


                               By:
                               Name:
                               Title:

   [SIGNATURE PAGE 4 OF 15 TO AMENDMENT NO. 4 TO 364-DAY CREDIT
                             FACILITY]




                               [BANKS:]

                               ABN AMRO BANK N.V., individually
                               and as Administrative Agent for the
                               Banks


                               By:
                               Name:
                               Title:


                               By:
                               Name:
                               Title:

   [SIGNATURE PAGE 5 OF 15 TO AMENDMENT NO. 4 TO 364-DAY CREDIT
                                                FACILITY]





                               CITIBANK, N.A., individually and as
                               Syndication Agent for the Banks


                               By:
                               Name:
                               Title:

   [SIGNATURE PAGE 6 OF 15 TO AMENDMENT NO. 4 TO 364-DAY CREDIT
                             FACILITY]




                               FLEET NATIONAL BANK, individually
                               and as Co-Documentation Agent for
                               the Banks


                               By:
                               Name:
                               Title:

   [SIGNATURE PAGE 7 OF 15 TO AMENDMENT NO. 4 TO 364-DAY CREDIT
                             FACILITY]




                               HARRIS TRUST AND SAVINGS BANK,
                               individually and as
                               Co-Documentation Agent for the
                               Banks


                               By:
                               Name:
                               Title:

   [SIGNATURE PAGE 8 OF 15 TO AMENDMENT NO. 4 TO 364-DAY CREDIT
                             FACILITY]




                               WACHOVIA BANK, NATIONAL
                               ASSOCIATION, individually and as
                               Co-Documentation Agent for the Banks


                               By:
                               Name:
                               Title:

   [SIGNATURE PAGE 9 OF 15 TO AMENDMENT NO. 4 TO 364-DAY CREDIT
                             FACILITY]




                               ALLFIRST BANK


                               By:
                               Name:
                               Title:

   [SIGNATURE PAGE 10 OF 15 TO AMENDMENT NO. 4 TO 364-DAY CREDIT
                             FACILITY]




                               BANK OF TOKYO-MITSUBISHI TRUST
                               COMPANY


                               By:
                               Name:
                               Title:

   [SIGNATURE PAGE 11 OF 15 TO AMENDMENT NO. 4 TO 364-DAY CREDIT
                             FACILITY]




                               DRESDNER BANK AG IN FRANKFURT AM
                               MAIN


                               By:
                               Name:
                               Title:




                               By:
                               Name:
                               Title:

   [SIGNATURE PAGE 12 OF 15 TO AMENDMENT NO. 4 TO 364-DAY CREDIT
                             FACILITY]




                               JPMORGAN CHASE BANK


                               By:
                               Name:
                               Title:

   [SIGNATURE PAGE 13 OF 15 TO AMENDMENT NO. 4 TO 364-DAY CREDIT
                             FACILITY]




                               FIFTH THIRD BANK


                               By:
                               Name:
                               Title:

   [SIGNATURE PAGE 14 OF 15 TO AMENDMENT NO. 4 TO 364-DAY CREDIT
                             FACILITY]




                               NATIONAL CITY BANK


                               By:
                               Name:
                               Title:

   [SIGNATURE PAGE 15 OF 15 TO AMENDMENT NO. 4 TO 364-DAY CREDIT
                             FACILITY]




                               UBS AG, STAMFORD BRANCH


                               By:
                               Name:
                               Title:




                               By:
                               Name:
                               Title:

                        SCHEDULE 2.01 - 5

                           SCHEDULE 2.01

             TO FACILITY A CREDIT AGREEMENT (364-DAY)


Part 1 - Commitments of Banks and Addresses for Notices to Banks

                                            Amount of  Ratable
                   Bank                    Commitment    Share
Name:
ABN AMRO Bank N.V.                         $30,000,000   12.00%

Address for Notices:
55 East 52nd Street
New York, NY  10055
Attn:  Todd Miller
Telephone:(212) 409-7046
Telecopy:(212) 409-1641
------------------------------------------

Copy to:
208 S. LaSalle Street, Suite 1500
Chicago, IL  60604-1003
Attn:  Nemesia Esangga, Agency Services
Telephone:(312) 992-5082
Telecopy:(312) 992-5157

    With a copy to:
    Attn: Suzanne Smith, Agency Services
    Telephone:  (312) 992-5095
    Telecopy:    (312) 992-5157

    With a copy to:
    Attn: Dominic Blea, Credit
    Administration
    Telephone:  (312) 992-5196
    Telecopy:    (312) 992-5111


Address of Lending Office:
208 S. LaSalle Street, Suite 1500
Chicago, IL  60604-1003
Attn:  Nemesia Esangga, Agency Services
Telephone:(312) 992-5082
Telecopy:(312) 992-5157

Name:
Citibank, N.A.                             $30,000,000   12.00%

Address for Notices:
388 Greenwich Street, 23rd Floor
New York, NY  10013
Attn: Stuart G. Miller
Telephone:(212) 816-5414
Telecopy:(212) 816-5402

Address of Lending Office:
Same as Notices
Name:
Fleet National Bank                        $25,000,000   10.00%

Address for Notices:
502 Carnegie Center
Princeton, NJ  08540
Attn: Peter J. Cahill
Telephone:(609) 627-7810
Telecopy:(609) 799-9262

Address of Lending Office:
Same as Notices
Name:
Harris Trust and Savings Bank              $25,000,000   10.00%

Address for Notices:

111 W. Monroe Street
Chicago, IL  60603
Attn:  Jeffrey C. Nicholson
Telephone:(312) 461-2736
Telecopy:(312) 461-5225

Address of Lending Office:
Same as Notices

Name:
Wachovia Bank, National Association        $25,000,000   10.00%

Address for Notices:
1339 Chestnut Street, 12th Floor
Philadelphia, PA  19107
Attn:  Jeanette Griffin
Telephone:(267) 321-6615
Telecopy:(267) 321-6702

Address of Lending Office:
3 Bishopsgate, London EC2N 3AB
United Kingdom
Attn: Matthew Vickers
Telephone:011 44 0 207 962 2868
Telecopy:011 44 0 207 929 4645

Name:
Allfirst Bank                              $20,000,000   8.00%

Address for Notices:
2055 South Queen Street, MC 182-02-01
York, PA  17403
Attn:  Theodore K. Oswald
Telephone:(717) 771-4904
Telecopy:(717) 771-4914

Address of Lending Office:
Same as Notices


Name:
Bank of Tokyo-Mitsubishi Trust Company     $20,000,000   8.00%

Address for Notices:
1251 Avenue of the Americas, 12th Floor
New York, NY  10020-1104
Attn:  Heather Zimmermann
Telephone:(212) 782-4220
Telecopy:(212) 782-6440

Address of Lending Office:
Same as Notices

Name:
Dresdner Bank AG in Frankfurt am Main      $20,000,000   8.00%

Address for Notices:
Gallusanlage 2, 3. OG, Fach 6
D - 60613 Frankfurt
Germany
Attn:  Rainer Bleek
Telephone:011 49 (69) 263 12876
Telecopy:011 49 (69) 263 12878

Address of Lending Office:
Gallusanlage 2, 3. OG
D - 60613 Frankfurt
Germany
Attn:  Juergen Schecke
Telephone:011 49 (69) 263 12879
Telecopy:011 49 (69) 263 12878
Name:
JPMorgan Chase Bank                        $20,000,000   8.00%

Address for Notices:
One Riverfront Plaza, 2nd Floor
Newark, NJ  07102
Attn: Sherry Misiak
Telephone:(973) 353-6170
Telecopy:(973) 353-6158

Address of Lending Office:
Same as Notices

Name:
Fifth Third Bank                           $12,500,000   5.00%

Address for Notices:
38 Fountain Square, MD 109054
Cincinnati, OH  45263
Attn:  Christine L. Wagner
Telephone:(513) 744-7348
Telecopy:(513) 744-5947

Address of Lending Office:
Same as Notices
Name:
National City Bank                         $12,500,000   5.00%

Address for Notices:
================
Attn: ___________
Telephone:____________
Telecopy:____________

Address of Lending Office:
Same as Notices


Name:
UBS AG, Stamford Branch                    $10,000,000   4.00%

Address for Notices:
677 Washington Blvd., 6th Floor South
Stamford, CT  06901
Attn:  Susan Brunner
Telephone:(203) 719-4181
Telecopy:(203) 719-4176

Address of Lending Office:
Same as Notices



      Total
                                           $250,000,000 100.00%

                           SCHEDULE 2.01

          COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES

Part 2 - Addresses for Notices to Administrative Agent, Borrower, and Guarantors:


ADMINISTRATIVE AGENT:

Name:
ABN AMRO Bank N.V.

Address for Notices:
55 East 52nd Street
New York, NY  10055
Attn:  Todd Miller
Telephone:(212) 409-7046
Telecopy:(212) 409-1641

Copy to:
208 S. LaSalle Street, Suite 1500
Chicago, IL  60604-1003
Attn:  Nemesia Esangga, Agency Services
Telephone:(312) 992-5082
Telecopy:(312) 992-5157

    With a copy to:
    Attn: Suzanne Smith, Agency Services
    Telephone:  (312) 992-5095
    Telecopy:    (312) 992-5157

    With a copy to:
    Attn: Dominic Blea, Credit Administration
    Telephone:  (312) 992-5196
    Telecopy:    (312) 992-5111

BORROWER:

Name:  DENTSPLY INTERNATIONAL INC.
Address: 570 West College Avenue
P.O. Box 872
York, PA  17405-0872
Attn:  Mr. William E. Reardon, Treasurer
Telephone:          (717) 849-4262
Telecopy:           (717) 849-4759

With a copy to:
Attn:  Brian M. Addison, Esq., General Counsel and Secretary
Telephone:          (717) 849-4363
Telecopy:           (717) 849-4753

GUARANTORS:

Names and addresses:

----------------------------------------------------------------------
CERAMCO INC.                        CERAMCO MANUFACTURING CO.
----------------------------------- HC-01 Box 8122
Six Terri Lane                      State Road 183, KM.19.6
Burlington, NJ  08016               Las Piedras, PR  00671-9738
Attention:  Secretary               Attention:  Secretary
----------------------------------------------------------------------
----------------------------------------------------------------------
DENTSPLY FINANCE CO.                DENTSPLY INTERNATIONAL
2337 S. Yates Avenue                PREVENTIVE CARE DIVISION L.P.
Los Angeles, CA  90040              570 West College Avenue
Attention:  Secretary               York, PA  17404
                                    Attention:  Secretary
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DENTSPLY RESEARCH & DEVELOPMENT     G.A.C. INTERNATIONAL, INC.
CORP.                               185 Oval Drive
2337 S. Yates Avenue                Islandia, NY  11749-1413
Los Angeles, CA  90040              Attention:  Secretary
Attention:  Secretary
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MIDWEST DENTAL PRODUCTS CORPORATION RANSOM & RANDOLPH COMPANY
901 West Oakton Street              3535 Briarfield Boulevard
Des Plaines, IL  60018              Maumee, OH  43537
Attention:  Secretary               Attention:  Secretary
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TULSA DENTAL PRODUCTS INC.
5001 E. 68th Street, Suite 500
Tulsa, OK  74136
Attention:  Secretary
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